Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(22,506,797)
Realized Trading Gain (Loss) on Swaps	(2,101,222)
Unrealized Gain (Loss) on Market Value of Futures	(41,433,340)
Unrealized Gain (Loss) on Market Value of Swaps	(11,625,797)
Dividend Income	18,109
Interest Income	28,182
ETF Transaction Fees	12,000
Total Income (Loss)	$(77,608,865)

Expenses
General Partner Management Fees	$577,480
Brokerage Commissions	200,512
Tax Reporting Fees	124,890
NYMEX License Fee	14,865
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	9,583
Prepaid Insurance Expense	4,847
Legal Fees	2,680
Total Expenses	$948,008
Net Income (Loss)	$(78,556,873)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/12	$1,260,039,922
Additions (4,100,000 Units)	87,441,853
Withdrawals (5,200,000 Units)	(113,791,284)
Net Income (Loss)	(78,556,873)

Net Asset Value End of Month	$1,155,133,618
Net Asset Value Per Unit (56,866,476 Units)	$20.31

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612